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                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-36302) pertaining to the ORATEC Interventions, Inc. 1995 Stock Option Plan, the ORATEC Interventions, Inc. 1999 Stock Plan, the ORATEC Interventions, Inc. 1999 Directors' Stock Plan and the ORATEC Interventions, Inc. 1999 Employee Stock Purchase Plan and the Registration Statement (Form S-8 No. 333-55802) pertaining to the ORATEC Interventions, Inc. 1999 Stock Plan of our report dated January 19, 2001 with respect to the financial statements of ORATEC Interventions, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

Palo Alto, California
March 22, 2001